Exhibit 10.38

TERMINATION OF EMPLOYMENT AGREEMENT

AND RELEASE AGREEMENT

(FOGARTY)

This Termination of Employment and Release Agreement (this “Agreement”) is effective as of October 31, 2011 (the “Effective Date”) by and among Kraton Performance Polymers, Inc. (f/k/a Polymer Holdings LLC), a Delaware corporation (“Kraton”), Kraton Polymers LLC, a Delaware limited liability company (the “Company”) and Kevin M. Fogarty (“Executive”).

RECITALS

WHEREAS, Kraton, the Company and Executive have previously entered into that certain Employment Agreement dated December 8, 2009, as subsequently amended by an agreement effective as of January 1, 2011 (the “Employment Agreement”); and

WHEREAS, at its meeting on September 15, 2011, the Board of Directors of Kraton (the “Board”) approved and adopted, subject to finalization and implementation by the Compensation Committee, the Kraton Performance Polymers, Inc. Executive Severance Program (the “Program”), which provides certain severance benefits for eligible participants; and

WHEREAS, Executive may only become a participant in the Program if he is not party to an individual employment agreement providing for severance benefits; and

WHEREAS, in consideration of, and subject to, becoming a participant in the Program, Kraton, the Company and Executive desire to terminate the Employment Agreement and waive and forgo all rights and benefits thereunder in accordance with the terms and conditions of this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Subject to the Compensation Committee of the Board designating Executive as a “Participant” (as defined in the Program) in the Program before October 31, 2011, effective as of the Effective Date (i) the Employment Agreement is hereby terminated and of no further force and effect with no further liability or obligation of any party thereto thereunder, (ii) Executive hereby waives and releases all claims, rights, actions, causes of action, suits, obligations, debts, demands, agreements, promises, liquidated damages, liabilities or damages, whether foreseen or unforeseen, matured or unmatured, known or unknown, accrued or unaccrued, contingent or otherwise, against Kraton or the Company or any affiliate or subsidiary of Kraton or the Company arising under or otherwise attributable to the Employment Agreement, including, but not limited to, all rights Executive has under Section 7(e) of the Employment Agreement, and (iii) Kraton, the Company and Executive shall be longer bound by the terms of the Employment Agreement.

2. Executive acknowledges and agrees that (i) designation as a Participant in the Program is adequate consideration for entering into this Agreement, (ii) the termination of the Employment Agreement does not constitute and is not a breach of the Employment Agreement, and (iii) from and after the Effective Date, Executive is an “at will” employee.

3. Executive covenants and warrants that he has not assigned, transferred, or subrogated any portion of any claim that he could assert against Kraton, the Company or any affiliate or subsidiary of Kraton or the Company and he has full authority to enter into this Agreement.

4. Kraton, the Company and Executive acknowledge and agree that if Executive is not designated a Participant in the Program prior to October 31, 2011 by the Compensation Committee of the Board, then this Agreement shall be null, void and of no effect ab initio and the Employment Agreement shall continue in effect in accordance with its terms.

5. This Agreement shall be interpreted exclusively in accordance with the laws of the State of Texas.

[Execution Page Follows]

IN WITNESS WHEREOF, Kraton, the Company and Executive have executed this Termination and Release Agreement effective as of the Effective Date.

Kraton Performance Polymers, Inc.

/s/ Richard A. Ott
Richard A. Ott,
Vice President – Human Resources & Communications

Kraton Polymers LLC

/s/ Richard A. Ott
Richard A. Ott,
Vice President – Human Resources & Communications

Kevin M. Fogarty

/s/ Kevin M. Fogarty